UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2015

Andatee China Marine Fuel Services Corporation

(Exact name of registrant as specified in its charter)

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Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit C, No.68 of West Binhai Road, Xigang District, Dalian, P.R. of China

(Address of Principal Executive Office) (Zip Code)

011 (86411) 8240 8939

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 24, 2015, Andatee China Marine Fuel Services Corporation (the “Company”) received a delisting notification (the “Delisting Notice”) from Nasdaq Listing Qualifications (“Staff”). The Delisting Notice advised the Company that, following the Company’s inability to regain compliance with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) pertaining to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2015, respectively, the Company’s securities were subject to delisting from the Nasdaq Stock Market (the “Nasdaq”). The Delisting Notice further noted that, unless the Company requested an appeal of this delisting determination, trading of the Company’s common stock on the Nasdaq will be suspended at the opening of business September 2, 2015, and a Form 25-NSE would be filed with the SEC removing the Company’s securities from listing and registration on the Nasdaq.

Under the Nasdaq Listing Rules, the Company may appeal the Staff’s delisting determination at an oral hearing before a Nasdaq Listing Qualifications Panel. Having considered various factors, the Company’s Board of Directors determined not to appeal the Staff’s delisting determination. The Company notified the Staff of this determination, and the Staff informed the Company that it would work with the Company to facilitate orderly transition of the Company’s securities from Nasdaq to be quoted in the Pink Sheets, under the same trading symbol, which transition is expected to take place on or about at the open of business on September 2, 2015.

The Company intends to regain its compliance with filing requirements of the Securities Exchange Act of 1934, as amended, and complete the 2014 audit and file all outstanding periodic reports as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ An Fengbin
An Fengbin, Chief Executive Officer

Date: August 28, 2015